United States
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   October 28, 2002
                                                   -----------------


Commission file number              1-11983
                       -------------------------



                           FPIC Insurance Group, Inc.
 -----------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Florida                                        59-3359111
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(State or other jurisdiction of             (IRS Employer Identification No.)
 incorporation or organization)




     225 Water Street, Suite 1400, Jacksonville, Florida           32202
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         (Address of principal executive offices)                (Zip Code)



                                 (904) 354-2482
      --------------------------------------------------------------------
              (Registrant's telephone number, including area code)

Item 7.  Financial Statements and Exhibits.
------------------------------------------
         (c)    Exhibits
                --------

                Exhibit Number          Description of Exhibits
                --------------          -----------------------

                10(oo) Forbearance of covenant violation dated October 24, 2002 on behalf of FPIC Insurance Group, Inc. pursuant to the terms and conditions of Section 5.12 of the Revolving Credit and Term Loan Agreement dated as of August 31, 2001 by and among FPIC Insurance Group, Inc., as Borrower, and several banks and financial institutions, as Lenders, as amended by Amendment No. 1 dated as of March 25, 2002.

                99 FPIC Insurance Group, Inc. Press Release dated October 23, 2002

Item 9.  Regulation FD Disclosure.
---------------------------------
On October 23, 2002, the group rating of FPIC Insurance Group, Inc.'s (the "Company's") four insurance subsidiaries was changed by A. M. Best Company ("Best") from A- (Excellent) with a negative outlook to B++ (Very Good) with a stable outlook. Based on Best's published rating guidelines, a Best rating of B++ (Very Good) is a "Secure" rating assigned to companies that have, on balance, very good balance sheet strength, operating performance and business profile, when compared to standards established by Best.

As a result of the Company's rating change and pursuant to the terms and conditions of the Company's Revolving Credit and Term Loan Agreement dated as of August 31, 2001, by and among the Company and several banks and financial institutions (the "Lenders"), as amended by Amendment No. 1 dated as of March 25, 2002 (the "Loan Agreement'), the Company is in non-compliance with Section
5.12 of the Loan Agreement, requiring First Professionals Insurance Company, Inc. ("First Professionals"), the Company's largest insurance subsidiary, to be rated A- or higher, itself, or as a part of an insurance company group so rated by Best.

As a result of such non-compliance, the Company requested and received from its Lenders a forbearance dated October 24, 2002 (the "Forbearance) under which the Lenders have agreed to forbear taking any action with regard to this covenant violation for a 30-day period, until November 23, 2002, to allow adequate time for the Company and its Lenders to agree upon and finalize appropriate revisions to the Loan Agreement. For additional information regarding the terms and conditions of the Forbearance, see Exhibit 10(oo) attached to this Form 8-K.



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

Safe Harbor Disclosure for Forward-Looking Statements.
-----------------------------------------------------
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Any written or oral statements made by or on behalf of the Company may include forward-looking statements, which reflect the Company's current views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These uncertainties and other factors include, but are not limited to, (i) uncertainties relating to government and regulatory policies (such as subjecting the Company to insurance regulation or taxation in additional jurisdictions or amending, revoking or enacting any laws, regulations or treaties affecting the Company's current operations), (ii) the occurrence of insured or reinsured events with a frequency or severity exceeding the Company's estimates, (iii) legal developments, including claims for extra-contractual obligations or in excess of policy limits in connection with the administration of insurance claims, (iv) the uncertainties of the loss reserving process, (v) the actual amount of new and renewal business and market acceptance of expansion plans, (vi) the loss of the services of any of the Company's executive officers,
(vii) changing rates of inflation and other economic conditions, (viii) the ability to collect reinsurance recoverables, (ix) the competitive environment in which the Company operates, related trends and associated pricing pressures and developments, (x) the impact of mergers and acquisitions, including the ability to successfully integrate acquired businesses and achieve cost savings, competing demands for the Company's capital and the risk of undisclosed liabilities, (xi) developments in global financial markets that could affect the Company's investment portfolio and financing plans, (xii) risk factors associated with financing and refinancing, including the willingness of credit institutions to provide financing and the availability of credit generally,
(xiii) developments in reinsurance markets that could affect the Company's reinsurance program; and (xiv) changes in the Company's financial ratings resulting from one or more of these uncertainties and other factors.

The words "believe," "anticipate," "foresee," "estimate," "project," "plan," "expect," "intend," "hope," "should," "will," "will likely result" or "will continue" and variations thereof or similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Signature
---------
            Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       FPIC INSURANCE GROUP, INC.



Date:      October 29, 2002            By:  /s/ John R. Byers
                                           -------------------------------------
                                            John R. Byers
                                            President and Chief Executive
                                            Officer

                                  EXHIBIT INDEX


            Exhibit Number              Description of Exhibits
            --------------              -----------------------

                10(oo) Forbearance of covenant violation dated October 24, 2002 on behalf of FPIC Insurance Group, Inc. pursuant to the terms and conditions of Section 5.12 of the Revolving Credit and Term Loan Agreement dated as of August 31, 2001 by and among FPIC Insurance Group, Inc., as Borrower, and several banks and financial institutions, as Lenders, as amended by Amendment No. 1 dated as of March 25, 2002.

                99 FPIC Insurance Group, Inc. Press Release dated October 23, 2002